                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  JUNE 30, 1999

                       SAFEGUARD HEALTH ENTERPRISES, INC.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

           DELAWARE                    0-12050               52-1528581
-------------------------------      -----------    ----------------------------
(State or other jurisdiction of      (Commission    (IRS Employer Identification
        incorporation)               File Number)                No.)

                95 ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656-2601
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 949.425.4110
                                                            ------------



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         ITEM 5.  OTHER EVENTS

         On June 30, 1999, SafeGuard Health Enterprises, Inc. ("SafeGuard" or the "Company") announced that it executed a definitive agreement (the "Agreement") with an investor group led by CAI Partners and Company and Jack R. Anderson ("Investors") to invest $40 million into SafeGuard. The transaction would involve the issuance of an aggregate of $20 million of convertible preferred stock and convertible subordinated debentures, and $20 million of 8% ten-year senior notes. The preferred stock and the debentures will be convertible into 5 million shares of common stock of the Company at a price of $4.00 per share, subject to certain adjustments and have voting rights on an as converted basis. The purchasers of the senior notes will receive warrants to purchase an aggregate of 2.5 million shares of common stock of the Company at an exercise price of $8.00 per share, subject to antidilution adjustment. As a result of the investment, the holders of the preferred stock and debentures would control a majority of the voting power of SafeGuard and would be able to designate 50% of the directors of SafeGuard. Moreover, as part of the transaction, a Stockholder Agreement between the Investors and Steven J. Baileys, D.D.S., the Company's Chairman of the Board and Chief Executive Officer, was also executed, which among other things, requires that Dr. Baileys and a family trust which he controls, vote as stockholders in favor of the Agreement. The Agreement, together with all Exhibits thereto, and the Stockholder Agreement with Dr. Baileys are filed with this report as Exhibit
10.1 and Exhibit 99.1, respectively. The Stockholder Agreement with the Baileys Family Trust is in the same form except that it relates to shares owned by the Trust.

         The proceeds of this transaction will be used to repay existing debt of SafeGuard. At the closing of this transaction, the existing agreements with SafeGuard's current senior note holders and line of credit lender will be terminated.

         The transaction is subject to approval by the Company's stockholders, approval by various regulatory agencies including agencies in states in which the Company does business, and other customary conditions. The Company's Stockholders Rights Plan has also been amended so that this transaction does not trigger issuance of the Rights thereunder.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits.

         Exhibit No.     Exhibit Description:
         -----------     --------------------

         10.1 Debenture and Note Purchase Agreement By and Among SafeGuard Health Enterprises, Inc. and CAI Partners and Company II, L.P., CAI Capital Partners and Company II, L.P. and Jack R. Anderson dated as of June 29, 1999, with Exhibits A through I; and

         99.1 Stockholder Agreement by and between CAI Partners and Company II, L.P., CAI Capital Partners and Company II, L.P. and Jack R. Anderson and Steven J. Baileys, DDS dated as of June 29, 1999.



                            [SIGNATURES ON NEXT PAGE]


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       SAFEGUARD HEALTH ENTERPRISES, INC.


                                       By: STEVEN J. BAILEYS, D.D.S.
                                           -------------------------------------
                                           STEVEN J. BAILEYS, D.D.S.,
                                           Chairman of the Board and Chief
                                           Executive Officer


Date:  JULY 2, 1999                    By: RONALD I. BRENDZEL, J.D.
       ------------                        -------------------------------------
                                           RONALD I. BRENDZEL, J.D.
                                           Senior Vice President and Secretary


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                                 EXHIBIT INDEX

        Exhibit
        Number           Description
        ------           -----------
         10.1            Debenture and Note Purchase Agreement By and Among
                         SafeGuard Health Enterprises, Inc. and CAI Partners and
                         Company II, L.P., CAI Capital Partners and Company II,
                         L.P. and Jack R. Anderson dated as of June 29, 1999,
                         with Exhibits A through I; and

         99.1            Stockholder Agreement by and between CAI Partners and
                         Company II, L.P., CAI Capital Partners and Company II,
                         L.P. and Jack R. Anderson and Steven J. Baileys, DDS dated as of June 29, 1999.